UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2012
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51583 (Commission File Number)	98-0441019 (IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada (Address of principal executive offices)	89706 (Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01     Completion of Acquisition or Disposition of Assets

Effective May 3, 2012, Sono Resources, Inc. ("Sono") completed the Share Exchange Agreement (the "Agreement") with Alaska Metals Corp. ("Alaska Metals"), a British Columbia company, and each of the shareholders of Alaska Metals (each a "Vendor" and collectively, the "Vendors"), whereby Sono has acquired all of the issued and outstanding shares of Alaska Metals in exchange for the issuance of 12,500,000 restricted shares of common stock of Sono to the Vendors on a pro rata basis in accordance with each Vendor's percentage ownership in Alaska Metals. Alaska Metals is the sole shareholder of Alaska Metals & Mining Corp., an Alaska company, which is the holder of the right to acquire a 100% interest in and to 46 contiguous state mineral estate claims located in central Alaska 120 northeast of Fairbanks, Alaska in the Central Mining District, which are more particularly described as set out in Schedule "B" to the Agreement.

As a result of the closing of the Agreement, Alaska Metals has become Sono's direct wholly owned subsidiary and Alaska Metals & Mining Corp. has become Sono's indirect wholly owned subsidiary.

The securities of Sono issued to the Vendors upon the closing of the Agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

In addition, as a result of the closing of the Agreement, Mr. Peter Wilson, Sono's President, CEO and a director, has indirectly received 2,150,000 restricted shares of Sono as the beneficial owner of a Vendor and Mr. William Thomas, Sono's CFO and a director, has received 500,000 restricted shares of Sono as a Vendor. Mr. Wilson is the sole officer and director of Alaska Metals & Mining Corp.

The foregoing description of the acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to Sono's Current Report on Form 8-K filed on April 27, 2012.

Furthermore, on April 27, 2012, Alaska Metals & Mining Corp. entered into a letter amendment agreement (the "Amendment Agreement") with Messrs. Wayne Louis Peppler and Wayne Michael Peppler (the "Optionors"), whereby the original Lease and Option Agreement, dated September 21, 2010 (the "Option Agreement") between the same parties was further amended to delay the property payments under subparagraph 3(a)(v) to the Optionors as follows:

1.     Subparagraph 3(a)(v) of the Option Agreement was deleted and replaced with "3(a)(v) a further $75,000 in aggregate on or before October 1, 2013;"

2.     Subparagraph 3(a)(vi) was added to the Option Agreement to read "3(a)(vi) a further $75,000 in aggregate on or before October 1, 2014;"

3.     Subparagraph 3(a)(vii) is added to the Option Agreement to read:

"3(a)(vii) at the sole discretion of the Optionee, EITHER:
     A)     a further $3,000,000 in aggregate on or before October 1, 2015, OR
     B)     a further $3,150,000 in aggregate as follows:
          (I)     a further $75,000 on or before October 1, 2015;
          (II)     a further $75,000 on or before October 1, 2016;
          (III)    a further $3,000,000 in aggregate on or before October 1, 2017; and"

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events.

On May 4, 2012, Sono issued a press release announcing that it has completed the Agreement as discussed in Item 2.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits
Exhibit No.	Description
10.1	Letter Amendment Agreement among Alaska Metals & Mining Corp., Wayne Louis Peppler and Wayne Michael Peppler, dated April 25, 2012.
99.1	Press release of Sono Resources, Inc., dated May 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.
Date: May 4, 2012.	/s/ William D. Thomas_____ Name: William D. Thomas Title: Chief Financial Officer

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